UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2013
WESTERN GRAPHITE INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54665	20-8055672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Hudson Bay Centre 2 Bloor Street East, Suite 3500, Toronto, Ontario		M4W 1A8
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(416) 915-1661
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On July 30, 2013 our directors approved the adoption of the 2013 Stock Option Plan which permits our company to issue up to 10,665,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2013 Plan.

Item 9.01  Financial Statements and Exhibits

10.1	2013 Stock Plan
10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GRAPHITE INC.
/s/ Lauren Notar
Lauren Notar
President and Director

Date:	July 31, 2013